TABLE OF CONTENTS EARNINGS RELEASE i COMPANY OVERVIEW COMPANY PROFILE .......................................................................................................................................................................... 2 KEY METRICS AND GUIDANCE ...................................................................................................................................................... 4 FINANCIAL SUMMARY CONDENSED CONSOLIDATED BALANCE SHEETS ................................................................................................................... 6 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS .......................................................................................... 7 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS .......................................................................................... 8 SEGMENT RESULTS ......................................................................................................................................................................... 9 NET OPERATING INCOME ............................................................................................................................................................... 10 FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS ...................................................................... 12 EBITDA AND ADJUSTED EBITDA .................................................................................................................................................. 13 DEBT SUMMARY CAPITALIZATION AND FINANCIAL RATIOS ................................................................................................................................ 15 DEBT SUMMARY ................................................................................................................................................................................ 16 TRANSACTIONAL SUMMARY COMMERCIAL REAL ESTATE TRANSACTIONS, DEVELOPMENT, AND REDEVELOPMENT ........................................... 18 CAPITAL EXPENDITURES ............................................................................................................................................................... 19 COMMERCIAL REAL ESTATE PORTFOLIO SUMMARY .................................................................................................................................................................... 20 NOI BY ASSET CLASS ...................................................................................................................................................................... 22 OCCUPANCY ....................................................................................................................................................................................... 23 IMPROVED PROPERTY REPORT ................................................................................................................................................... 24 GROUND LEASE REPORT ............................................................................................................................................................... 26 TENANT CONCENTRATION - TOP 10 IMPROVED PORTFOLIO TENANTS .......................................................................... 27 LEASE EXPIRATION SCHEDULE ................................................................................................................................................... 28 NEW AND RENEWAL LEASE SUMMARY ...................................................................................................................................... 29 LAND OPERATIONS STATEMENT OF OPERATING PROFIT AND EBITDA ................................................................................................................ 31 COMPONENTS OF LAND OPERATIONS ....................................................................................................................................... 32 ADDITIONAL INFORMATION COMPONENTS OF NET ASSET VALUE ........................................................................................................................................ 34 GLOSSARY OF TERMS ..................................................................................................................................................................... 35 STATEMENT ON MANAGEMENT'S USE OF NON-GAAP FINANCIAL MEASURES ............................................................ 37

Forward-Looking Statements Statements in this Supplemental Information document that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business, the evaluation of alternatives by the Company related to its non-core assets, and the risk factors discussed in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”). The information in this Supplemental Information document should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements. Basis of Presentation The information contained in this Supplemental Information document does not purport to disclose all items required by accounting principles generally accepted in the United States of America ("GAAP").

Alexander & Baldwin, Inc. Reports Third Quarter 2024 Results HONOLULU, October 24, 2024 /PRNewswire/—Alexander & Baldwin, Inc. (NYSE: ALEX) ("A&B" or "Company"), a Hawai‘i-based owner, operator and developer of high-quality commercial real estate in Hawai‘i, today announced net income available to A&B common shareholders of $19.0 million, or $0.26 per diluted share, and Commercial Real Estate ("CRE") operating profit of $22.8 million for the third quarter of 2024. Q3 2024 Highlights • Funds From Operations ("FFO") of $28.2 million, or $0.39 per diluted share / Adjusted FFO of $23.4 million, or $0.32 per diluted share • CRE Same-Store Net Operating Income ("NOI") growth of 4.1% / CRE Same-Store NOI growth of 4.7% excluding collections of prior year reserves • Leased occupancy as of September 30, 2024, was 94.0% • Comparable blended leasing spreads for the improved portfolio were 15.3% • Closed on the acquisition of an 81,500 square foot food and distribution facility. Lance Parker, president and chief executive officer, stated: "I am pleased with our performance during the third quarter. Our portfolio continued to demonstrate organic growth and leasing demand was healthy, as evidenced by our CRE and Corporate FFO performance. Additionally, Land Operations generated strong FFO during the quarter. As a result, we are again raising our 2024 guidance. We also completed the acquisition of an industrial asset on Oahu, and took steps to ensure we have the tools available to support growth, including establishing a new at-the- market ("ATM") equity offering program to replace our previous program that expired and also took meaningful steps in the third quarter that enabled us to recast our revolving credit facility in the fourth quarter, extending our maturity date into 2028." Financial Results for Q3 2024 • Net income available to A&B common shareholders and diluted earnings per share available to A&B shareholders for the third quarter of 2024 were $19.0 million and $0.26 per diluted share, respectively, compared to $14.6 million and $0.20 per diluted share in the same quarter of 2023. • FFO and FFO per diluted share for the third quarter of 2024 were $28.2 million and $0.39 per diluted share, respectively, compared to $21.2 million and $0.29 per diluted share in the same quarter of 2023. ◦ CRE and Corporate-related FFO per diluted share for the third quarter of 2024 was $0.28 per diluted share compared to $0.25 per diluted share in the same quarter of 2023. • Adjusted FFO and Adjusted FFO per diluted share for the third quarter of 2024 were $23.4 million and $0.32 per diluted share, respectively, compared to $17.4 million and $0.24 per diluted share in the same quarter of 2023. • Selling, general and administrative expense decreased by $0.2 million, or 1.7%, to $7.4 million, from $7.6 million in the same quarter of 2023. i

CRE Highlights for Q3 2024 • CRE operating revenue for the third quarter of 2024 increased by $1.2 million, or 2.4%, to $49.4 million, from $48.2 million in the same quarter of 2023. • CRE operating profit for the third quarter of 2024 increased by $2.2 million, or 10.6%, to $22.8 million, from $20.6 million in the same quarter of 2023. • CRE NOI for the third quarter of 2024 increased by $1.4 million, or 4.4%, to $32.4 million, from $31.0 million in the same quarter of 2023. • CRE Same-Store NOI for the third quarter of 2024 increased by $1.3 million, or 4.1%, to $32.2 million, from $30.9 million in the same quarter of 2023. ◦ Collections of prior year reserves in the third quarter of 2024 were $0.3 million compared to $0.5 million in the same quarter of 2023. • During the third quarter of 2024, the Company executed a total of 71 improved-property leases, covering approximately 182,100 square feet of gross leasable area ("GLA"). • Comparable leasing spreads in our improved property portfolio were 15.3% for the third quarter of 2024, which included 18.2% for retail spaces and 9.9% for industrial spaces. • Leasing activity related to our improved property portfolio during the third quarter of 2024 included: • Six leases at Queens' Marketplace totaling approximately 30,000 square feet of GLA and $2.3 million of annualized base rent ("ABR"). • 12 leases related to properties located in Kailua, including Aikahi Park Shopping Center, totaling approximately 26,000 square feet of GLA and $0.9 million of ABR. • Five leases at Waipio Shopping Center totaling approximately 16,000 square feet of GLA and $0.7 million of ABR. • One lease at Komohana Industrial Park totaling approximately 31,000 square feet of GLA and $0.5 million of ABR. • Overall leased occupancy was 94.0% as of September 30, 2024, an increase of 10 basis points compared to June 30, 2024, and a decrease of 60 basis points compared to September 30, 2023. ◦ Leased occupancy in the retail portfolio was 92.9% as of September 30, 2024, an increase of 10 basis points compared to June 30, 2024, and a decrease of 110 basis points compared to September 30, 2023. ◦ Leased occupancy in the industrial portfolio was 97.4% as of September 30, 2024, an increase of 30 basis points compared to June 30, 2024, and an increase of 60 basis points compared to September 30, 2023. • Same-Store leased occupancy was 94.8% as of September 30, 2024, flat compared to June 30, 2024, and a decrease of 80 basis points compared to September 30, 2023. ◦ Same-Store leased occupancy in the retail portfolio was 94.1% as of September 30, 2024, an increase of 10 basis points compared to June 30, 2024, and a decrease of 130 basis points compared to September 30, 2023. • Same-Store leased occupancy in the industrial portfolio was 97.2% as of September 30, 2024, an increase of 20 basis points compared to June 30, 2024, and an increase of 50 basis points compared to September 30, 2023. CRE Investment Activity for Q3 2024 • On September 20, 2024, the Company closed on the off-market acquisition of an 81,500-square-foot distribution facility for $29.7 million. The facility is fully leased to Hansen Distribution Group, a broadline food service subsidiary of C&S Wholesale Grocers and was an opportunity to recycle capital from Waipouli Town Center which was sold in October 2024. • The permitting process continues for the 29,550-square-foot warehouse and distribution center at Maui Business Park II. The single-user space includes 32' clear height and can accommodate up to 14 dock-high loading bays. Construction of this pre-leased space will begin in early 2025, with an in-service date expected in late 2025. ii

Land Operations • Land Operations operating profit was $7.9 million for the quarter ended September 30, 2024, compared to an operating profit of $2.9 million for the quarter ended September 30, 2023. The increase in operating profit from the prior year quarter is due primarily to higher unimproved land and development lot sales, including an 81- acre parcel on Maui and one Maui Business Park lot, as well as higher legacy joint venture income in the third quarter of 2024 as compared to the same quarter in 2023. Balance Sheet, Market Value and Liquidity • As of September 30, 2024, the Company had an equity market capitalization of $1.4 billion and $472.2 million in total debt, for a total market capitalization of approximately $1.9 billion. The Company's debt-to-total market capitalization was 25.3% as of September 30, 2024. The Company's debt has a weighted-average maturity of 2.9 years. • Including the effects of interest rate swaps, at quarter end, the Company had a weighted-average interest rate of 4.58% and 96.8% of the Company's debt was at fixed rates. • In the third quarter of 2024, the Company's previously established ATM equity offering program (the "2021 ATM") expired. On August 13, 2024, the Company established a new ATM (the "2024 ATM") to issue and sell common stock up to an aggregate offering price of $200.0 million. The Company did not sell any shares under the 2021 ATM or 2024 ATM in the current year. • As of September 30, 2024, the Company had total liquidity of $445.9 million, consisting of cash on hand of $17.9 million and $428.0 million available on its revolving line of credit. • Net Debt to Trailing Twelve Months ("TTM") Consolidated Adjusted EBITDA was 3.6 times as of September 30, 2024, with TTM Consolidated Adjusted EBITDA of $124.8 million for the period ended September 30, 2024. • Subsequent to quarter end, the Company amended its revolving credit facility, which extends the term of the facility to October 2028 with two six-month extension options and provides for $450.0 million of borrowing capacity. The interest rate under the amended revolving credit facility remains unchanged from the prior facility at a rate of SOFR plus 1.15%, based on a pricing grid and a SOFR adjustment. • The Company paid a third quarter 2024 dividend of $0.2225 per share on October 7, 2024. • Consistent with historical practice, the Company's Board plans to declare a fourth quarter 2024 dividend in December 2024, with payment in January 2025. 2024 Full-Year Guidance The Company revised its 2024 Full-Year guidance as follows: 2024 Guidance Q3 YTD Revised Prior Net Income (Loss) available to A&B common shareholders per diluted share $0.66 $0.74 to $0.82 $0.64 to $0.73 FFO per diluted share $1.07 $1.27 to $1.35 $1.17 to $1.26 Adjusted FFO per diluted share $0.91 $1.05 to $1.12 $0.99 to $1.08 CRE Same-Store NOI growth % 3.0% 1.75% to 2.75% 1.25% to 2.25% CRE Same-Store NOI growth %, excluding collections of prior year reserves 3.4% 2.25% to 3.15% 2.10% to 3.10% FFO per diluted share guidance is comprised of: 2024 Guidance Q3 YTD Revised Prior FFO per share related to CRE and Corporate $0.85 $1.07 to $1.11 $1.04 to $1.08 FFO per share related to Land Operations $0.22 $0.20 to $0.24 $0.13 to $0.18 FFO per diluted share $1.07 $1.27 to $1.35 $1.17 to $1.26 iii

ABOUT ALEXANDER & BALDWIN Alexander & Baldwin, Inc. (NYSE: ALEX) (A&B) is the only publicly-traded real estate investment trust to focus exclusively on Hawai‘i commercial real estate and is the state's largest owner of grocery-anchored, neighborhood shopping centers. A&B owns, operates and manages approximately four million square feet of commercial space in Hawai‘i, including 21 retail centers, 14 industrial assets and four office properties, as well as 142.0 acres of ground lease assets. Over its 154-year history, A&B has evolved with the state's economy and played a leadership role in the development of the agricultural, transportation, tourism, construction, residential and commercial real estate industries. Learn more about A&B at www.alexanderbaldwin.com. Contact: Jordan Hino (808) 525-8475 investorrelations@abhi.com iv

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 1

COMPANY PROFILE

Alexander & Baldwin, Inc. ("A&B" or the "Company") is a fully integrated real estate investment trust ("REIT") headquartered in Honolulu, Hawaiʻi. The Company has a history of over 150 years of being an integral piece of Hawaiʻi and its economy making it uniquely qualified to create value for shareholders through a strategy focused on asset management and growth primarily in its commercial real estate holdings in Hawaiʻi.

The Company operates in two reportable segments: Commercial Real Estate ("CRE") and Land Operations, and is composed of the following as of September 30, 2024:

- A commercial real estate portfolio consisting of 22 retail centers, 14 industrial assets, and four office properties, representing a total of four million square feet of improved properties gross leasable area ("GLA"), including 2.5 million square feet of largely grocery/ drugstore-anchored retail centers; as well as 142 acres of ground lease assets throughout the Hawaiian islands, of which substantially all is leased pursuant to urban ground leases as of September 30, 2024; and 2.4 acres slated for build-to-suit development; and
- A land operations portfolio consisting of approximately 3,237 acres of legacy landholdings and assets that are subject to the Company's simplification and monetization efforts, and 50 acres of core landholdings, including development-for-sale activities.


KAUA'I
O'AHU
MAUI
HAWAI'I ISLAND
RETAIL
GROCERY
INDUSTRIAL
OFFICE
GROUND LEASES
Q3 2024 NOI by ASSET CLASS
(dollars in thousands)
$20,186
62.4%
$5,816
18.0%
$1,093
3.4%
$5,273
16.2%

GEOGRAPHICALLY FOCUSED

The Company's commercial real estate portfolio is geographically focused in Hawaiʻi, where it benefits from high barriers to entry, a stable and resilient economy, and where management has extensive market knowledge and deep local roots. As of September 30, 2024, GLA square footage ("SF") by the improved property asset class and location, and acres by ground leases location were as follows:

	IMPROVED PROPERTY - GLA (SF) (in thousands)				
	Retail	Industrial	Office	Total	Ground (acres)
Oahu	1,711	1,051	37	2,799	86
Maui	284	164	109	556	56
Kauai	285	65	—	350	—
Hawaiʻi Island	222	87	—	309	—
Total	2,502	1,366	146	4,014	142
Number of Properties	22	14	4	40	N/A

In November 2023, the Company completed the sale of its interests in Grace Pacific, a materials and construction company, and the Company-owned quarry land on Maui (collectively, the "Grace Disposal Group"). Financial results prior to disposition are classified as discontinued operations in the consolidated statements of operations and cash flows for the three and nine months ended September 30, 2023.

Throughout this Supplemental Information document, references to "we," "our," "us" and "our Company" refer to Alexander & Baldwin, Inc., together with its consolidated subsidiaries.

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information

2

Executive Officers

Lance Parker
President & Chief Executive Officer

Jeffrey Pauker
Executive Vice President & Chief Investment Officer

Clayton Chun
Executive Vice President, Chief Financial Officer & Treasurer

Meredith Ching
Executive Vice President, External Affairs

Contact Information

Corporate Headquarters
822 Bishop Street
Honolulu, HI 96813

Investor Relations
Jordan Hino
Director, Investor Relations
(808) 525-8475
investorrelations@abhi.com

Transfer Agent & Registrar
Computershare
P.O. Box 43006
Providence, RI 02940-3006
(866) 442-6551

Overnight Correspondence
Computershare
150 Royall Street, Suite 101
Canton, MA 02021

Shareholder website: www.computershare.com/investor
Online inquiries: www-us.computershare.com/investor/contact

Equity Research

Alliance Global Partners
Gaurav Mehta
(646) 908-3825
gmehta@allianceg.com

Janney Montgomery Scott
Rob Stevenson
(646) 840-3217
robstevenson@janney.com

JMP Securities
Mitch Germain
(212) 906-3537
mgermain@jmpsecurities.com

Piper Sandler & Co.
Alexander Goldfarb
(212) 466-7937
alexander.goldfarb@psc.com

Sidoti & Company, LLC
Brendan McCarthy, CFA
(212) 453-7057
bmccarthy@sidoti.com

Other Company Information

Stock exchange listing:	NYSE: ALEX
Corporate website:	www.alexanderbaldwin.com
Market capitalization at September 30, 2024:	$1.4B
3-month average trading volume:	382K
Independent auditor:	Deloitte & Touche LLP

Alexander & Baldwin, Inc. | NYSE: ALEX   Supplemental Information
3

KEY METRICS AND GUIDANCE

(dollars in thousands, except per share and ABR PSF data; unaudited)

Portfolio Metrics	Three Months Ended September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Leased ABR PSF	$ 29.66	$ 29.63	$ 29.57	$ 29.04	$ 28.92
Comparable new and renewal leasing spread	15.3 %	7.3 %	7.8 %	7.8 %	11.2 %
Leased Occupancy	94.0 %	93.9 %	94.0 %	94.7 %	94.6 %
Physical Occupancy	93.5 %	93.4 %	93.5 %	94.1 %	93.9 %
Economic Occupancy	93.0 %	92.8 %	92.3 %	93.0 %	92.9 %
Net Debt to TTM Consolidated Adjusted EBITDA	3.6	3.7	3.8	4.2	4.4
Dividends declared per share	$ 0.2225	$ 0.2225	$ 0.2225	$ 0.2225	$ 0.2200

Summary of Financial Results	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Net income (loss) available to A&B common shareholders	$ 18,998	$ 14,628	$ 48,076	$ 33,236
Net Income (loss) per share available to A&B shareholders - basic	$ 0.26	$ 0.20	$ 0.66	$ 0.46
Net Income (loss) per share available to A&B shareholders - diluted	$ 0.26	$ 0.20	$ 0.66	$ 0.46
FFO	$ 28,230	$ 21,150	$ 78,054	$ 59,553
FFO per diluted share	$ 0.39	$ 0.29	$ 1.07	$ 0.82
Adjusted FFO	$ 23,414	$ 17,430	$ 65,886	$ 51,420
Adjusted FFO per diluted share	$ 0.32	$ 0.24	$ 0.91	$ 0.71
Consolidated Adjusted EBITDA	$ 34,059	$ 27,969	$ 94,222	$ 77,502
Same-Store NOI change[1]	4.1 %	6.3 %	3.0 %	4.3 %
Same-Store NOI change, excluding collections of prior year reserves[1]	4.7 %	6.3 %	3.4 %	7.5 %

[1] Comparing same quarter year-over-year.

2024 Guidance	Revised	Prior
Net income (loss) available to A&B common shareholders per diluted share	$0.74 to $0.82	$0.64 to $0.73
FFO per diluted share	$1.27 to $1.35	$1.17 to $1.26
Adjusted FFO per diluted share	$1.05 to $1.12	$0.99 to $1.08
Same-Store NOI growth	1.75% to 2.75%	1.25% to 2.25%
Same-Store NOI growth, excluding collections of prior year reserves	2.25% to 3.15%	2.10% to 3.10%

Alexander & Baldwin, Inc. | NYSE: ALEX
4
Supplemental Information

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 5

CONDENSED CONSOLIDATED BALANCE SHEETS (dollars in thousands; unaudited) September 30, December 31, 2024 2023 ASSETS Real estate investments Real estate property $ 1,644,293 $ 1,609,013 Accumulated depreciation (249,281) (227,282) Real estate property, net 1,395,012 1,381,731 Real estate developments 54,696 58,110 Investments in real estate joint ventures and partnerships 5,907 6,850 Real estate intangible assets, net 32,564 36,298 Real estate investments, net 1,488,179 1,482,989 Cash and cash equivalents 17,919 13,517 Restricted cash 236 236 Accounts receivable, net of allowances (credit losses and doubtful accounts) of $1,549 and $2,888 as of September 30, 2024, and December 31, 2023, respectively 3,501 4,533 Goodwill 8,729 8,729 Other receivables, net of allowances of $2,264 and $3,545 as of September 30, 2024, and December 31, 2023, respectively 12,607 23,601 Prepaid expenses and other assets 104,795 98,652 Assets held for sale 14,036 13,984 Total assets $ 1,650,002 $ 1,646,241 LIABILITIES AND EQUITY Liabilities: Notes payable and other debt $ 472,179 $ 463,964 Accounts payable 4,910 5,845 Accrued post-retirement benefits 8,173 9,972 Deferred revenue 72,499 70,353 Accrued and other liabilities 94,059 93,096 Total liabilities $ 651,820 $ 643,230 Commitments and Contingencies Equity: Common stock - no par value; authorized, 225,000,000 shares; outstanding, 72,632,947 and 72,447,510 shares at September 30, 2024, and December 31, 2023, respectively $ 1,810,443 $ 1,809,095 Accumulated other comprehensive income (loss) (2,059) 3,250 Distributions in excess of accumulated earnings (810,202) (809,334) Total shareholders' equity 998,182 1,003,011 Total liabilities and equity $ 1,650,002 $ 1,646,241 Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 6

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands, except per share data; unaudited) Three Months Ended September 30, Nine Months Ended September 30, 2024 2023 2024 2023 Operating Revenue: Commercial Real Estate $ 49,381 $ 48,232 $ 147,477 $ 145,635 Land Operations 12,563 4,263 26,716 10,366 Total operating revenue 61,944 52,495 174,193 156,001 Operating Costs and Expenses: Cost of Commercial Real Estate 25,292 25,078 75,842 75,075 Cost of Land Operations 7,153 2,219 16,492 7,796 Selling, general and administrative 7,436 7,562 21,927 26,200 Impairment of assets — 649 — 649 Total operating costs and expenses 39,881 35,508 114,261 109,720 Gain (loss) from disposals, net — — 2,148 1,117 Operating Income (Loss) 22,063 16,987 62,080 47,398 Other Income and (Expenses): Income (loss) related to joint ventures 2,142 950 3,836 1,879 Interest and other income (expense), net 854 145 2,652 4 Interest expense (5,680) (6,077) (17,119) (16,975) Income (Loss) from Continuing Operations Before Income Taxes 19,379 12,005 51,449 32,306 Income tax benefit (expense) (75) — (174) (7) Income (Loss) from Continuing Operations 19,304 12,005 51,275 32,299 Income (loss) from discontinued operations, net of income taxes (300) 3,894 (3,181) 3,902 Net Income (Loss) 19,004 15,899 48,094 36,201 Loss (income) attributable to discontinued noncontrolling interest — (1,250) — (2,883) Net Income (Loss) Attributable to A&B Shareholders $ 19,004 $ 14,649 $ 48,094 $ 33,318 Earnings (Loss) Per Share Available to A&B Shareholders: Basic Earnings (Loss) Per Share of Common Stock: Continuing operations available to A&B shareholders $ 0.27 $ 0.16 $ 0.71 $ 0.44 Discontinued operations available to A&B shareholders (0.01) 0.04 (0.05) 0.02 Net income (loss) available to A&B shareholders $ 0.26 $ 0.20 $ 0.66 $ 0.46 Diluted Earnings (Loss) Per Share of Common Stock: Continuing operations available to A&B shareholders $ 0.27 $ 0.16 $ 0.70 $ 0.44 Discontinued operations available to A&B shareholders (0.01) 0.04 (0.04) 0.02 Net income (loss) available to A&B shareholders $ 0.26 $ 0.20 $ 0.66 $ 0.46 Weighted-Average Number of Shares Outstanding: Basic 72,630 72,623 72,597 72,597 Diluted 72,817 72,844 72,718 72,800 Amounts Available to A&B Common Shareholders: Continuing operations available to A&B common shareholders $ 19,298 $ 11,984 $ 51,257 $ 32,217 Discontinued operations available to A&B common shareholders (300) 2,644 (3,181) 1,019 Net income (loss) available to A&B common shareholders $ 18,998 $ 14,628 $ 48,076 $ 33,236 Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (dollars in thousands; unaudited) Nine Months Ended September 30, 2024 2023 Cash Flows from Operating Activities: Net income (loss) $ 48,094 $ 36,201 Adjustments to reconcile net income (loss) to net cash provided by (used in) operations: Loss (income) from discontinued operations 3,181 (3,902) Depreciation and amortization 26,979 27,572 Provision for credit losses (628) — Loss (gain) from disposals, net (2,148) (1,117) Impairment of assets — 649 Loss (gain) on de-designated interest rate swap valuation adjustment (3,675) — Share-based compensation expense 3,654 5,283 Loss (income) related to joint ventures, net of operating cash distributions (3,062) (1,851) Changes in operating assets and liabilities: Trade and other receivables (611) (92) Prepaid expenses and other assets (3,649) (3,531) Development/other property inventory 8,018 (1,518) Accrued post-retirement benefits (1,798) (10) Accounts payable (1,188) 258 Accrued and other liabilities 2,225 (2,179) Operating cash flows from continuing operations 75,392 55,763 Operating cash flows from discontinued operations (1,718) (12,150) Net cash provided by (used in) operations 73,674 43,613 Cash Flows from Investing Activities: Capital expenditures for acquisitions (29,826) (9,464) Capital expenditures for property, plant and equipment (11,878) (13,595) Proceeds from disposal of assets 41 3,294 Payments for purchases of investments in affiliates and other investments (158) (236) Distributions of capital and other receipts from investments in affiliates and other investments 974 1 Investing cash flows from continuing operations (40,847) (20,000) Investing cash flows from discontinued operations 15,000 647 Net cash provided by (used in) investing activities (25,847) (19,353) Cash Flows from Financing Activities: Proceeds from issuance of notes payable and other debt 60,000 — Payments of notes payable and other debt and deferred financing costs (86,785) (33,674) Borrowings (payments) on line-of-credit agreement, net 35,000 69,000 Cash dividends paid (48,822) (64,249) Repurchases of common stock and other payments (2,818) (3,576) Financing cash flows from continuing operations (43,425) (32,499) Financing cash flows from discontinued operations — (10,721) Net cash provided by (used in) financing activities (43,425) (43,220) Cash, Cash Equivalents, Restricted Cash, and Cash included in Assets Held for Sale Net increase (decrease) in cash, cash equivalents, restricted cash, and cash included in assets held for sale 4,402 (18,960) Balance, beginning of period 13,753 34,409 Balance, end of period $ 18,155 $ 15,449 Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 8

SEGMENT RESULTS (dollars in thousands; unaudited) Three Months Ended September 30, Nine Months Ended September 30, 2024 2023 2024 2023 Operating Revenue: Commercial Real Estate $ 49,381 $ 48,232 $ 147,477 $ 145,635 Land Operations 12,563 4,263 26,716 10,366 Total operating revenue 61,944 52,495 174,193 156,001 Operating Profit (Loss): Commercial Real Estate1 22,829 20,649 67,421 64,206 Land Operations 7,881 2,878 15,980 4,485 Total operating profit (loss) 30,710 23,527 83,401 68,691 Interest expense (5,680) (6,077) (17,119) (16,975) Corporate and other expense (5,651) (5,445) (14,833) (19,410) Income (Loss) from Continuing Operations Before Income Taxes 19,379 12,005 51,449 32,306 Income tax benefit (expense) (75) — (174) (7) Income (Loss) from Continuing Operations 19,304 12,005 51,275 32,299 Income (loss) from discontinued operations, net of income taxes (300) 3,894 (3,181) 3,902 Net Income (Loss) 19,004 15,899 48,094 36,201 Loss (income) attributable to discontinued noncontrolling interest — (1,250) — (2,883) Net Income (Loss) Attributable to A&B Shareholders $ 19,004 $ 14,649 $ 48,094 $ 33,318 1 Commercial Real Estate segment operating profit (loss) includes intersegment operating revenue, primarily from the Land Operations segment, that is eliminated in the consolidated results of operations. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 9

NET OPERATING INCOME

(dollars in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2024	2023	2024	2023
Reconciliation of CRE Operating Profit to NOI				
CRE Operating Profit	$ 22,829	$ 20,649	$ 67,421	$ 64,206
Depreciation and amortization	8,932	9,166	26,797	27,336
Straight-line lease adjustments	(564)	(849)	(1,868)	(4,217)
Favorable/(unfavorable) lease amortization	(103)	(334)	(299)	(849)
Termination fees and other	8	(132)	(520)	(132)
Interest and other income (expense), net	(26)	159	(125)	98
Impairment of assets	—	649	—	649
Selling, general and administrative	1,292	1,703	4,358	5,643
NOI	**$ 32,368**	**$ 31,011**	**$ 95,764**	**$ 92,734**
Less: NOI from acquisitions, dispositions and other adjustments	(212)	(132)	(607)	(371)
Same-store NOI	**$ 32,156**	**$ 30,879**	**$ 95,157**	**$ 92,363**
Less: Collections of amounts reserved in previous years	(310)	(460)	(1,438)	(1,735)
Same-Store NOI excluding collections of amounts reserved in prior years	**$ 31,846**	**$ 30,419**	**$ 93,719**	**$ 90,628**
Components of NOI				
Property revenue				
Base rental income, net[1]	$ 33,238	$ 32,197	$ 98,737	$ 95,168
Percentage rent	1,483	1,867	4,796	5,712
Recoveries from tenants	11,556	10,700	34,145	32,977
Excise tax recoveries from tenants	2,244	2,108	6,659	6,314
Revenues deemed uncollectible, net	(361)	(317)	(951)	(798)
Other revenue[2]	562	362	1,404	1,064
Total property revenue	48,722	46,917	144,790	140,437
Property operating expenses				
Property operations	12,839	12,162	38,178	36,750
Property taxes	3,521	3,750	10,867	10,989
Total property operating expenses	16,360	15,912	49,045	47,739
Intersegment operating revenue, net[3]	6	6	19	36
NOI	**$ 32,368**	**$ 31,011**	**$ 95,764**	**$ 92,734**
Less: NOI from acquisitions, dispositions and other adjustments	(212)	(132)	(607)	(371)
Same-store NOI	**$ 32,156**	**$ 30,879**	**$ 95,157**	**$ 92,363**
Less: Collections of amounts reserved in previous years	(310)	(460)	(1,438)	(1,735)
Same-Store NOI excluding collections of amounts reserved in prior years	**$ 31,846**	**$ 30,419**	**$ 93,719**	**$ 90,628**

[1] Excludes straight-line lease adjustments and favorable/unfavorable lease amortization.

[2] Excludes termination fees and other.

[3] Primarily intersegment operating revenue (e.g., base rental income and expense recoveries) from leases with entities that are part of Land Operations. Such operating revenue (and also the related expense recorded by these entities in other segments) is eliminated in the consolidated results of operations.

Alexander & Baldwin, Inc. | NYSE: ALEX

Supplemental Information

10

Changes in the Same-Store portfolio as it relates to the comparable prior period and the current period are as follows: Added Date Asset Class Type Property GLA (SF) 06/22 Industrial Acquisition Maui Lani Industrial 8,400 Removed Date Asset Class Type Property GLA (SF) 11/23 Retail Held-for-Sale Waipouli Town Center 56,600 01/24 Office Other2 Lono Center 13,700 01/24 Ground Other2 Various N/A1 1Not applicable for ground leases as such leases would not be comparable from a GLA (SF) perspective 2Properties fully or partially taken out of service for the purpose of redevelopment or repositioning. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 11

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2024	2023	2024	2023
Net Income (Loss) available to A&B common shareholders	$ 18,998	$ 14,628	$ 48,076	$ 33,236
Depreciation and amortization of commercial real estate properties	8,932	9,166	26,797	27,336
(Income) loss from discontinued operations, net of income taxes	300	(3,894)	3,181	(3,902)
Income (loss) attributable to discontinued noncontrolling interest	—	1,250	—	2,883
FFO	$ 28,230	$ 21,150	$ 78,054	$ 59,553
Add (deduct) Adjusted FFO defined adjustments				
Impairment losses - abandoned development costs	—	649	—	649
(Gain)/loss on sale of legacy business[1]	—	—	(2,125)	(1,117)
Non-cash changes to liabilities related to legacy operations[2]	—	200	2,193	795
Provision for current expected credit losses	(628)	—	(628)	—
(Gain)/loss on fair value adjustments related to interest rate swaps	—	—	(3,675)	—
Non-recurring financing charges	—	—	2,350	—
Legacy joint venture (income)/loss[3]	(2,142)	(950)	(3,836)	(1,879)
Amortization of share-based compensation	1,266	1,023	3,654	5,283
Maintenance capital expenditures[4]	(2,503)	(3,463)	(7,745)	(6,434)
Leasing commissions paid	(389)	(293)	(927)	(1,109)
Straight-line lease adjustments	(564)	(849)	(1,868)	(4,217)
Amortization of net debt premiums or discounts and deferred financing costs	247	243	738	724
Amortization of above and below-market leases, net	(103)	(280)	(299)	(828)
Adjusted FFO	$ 23,414	$ 17,430	$ 65,886	$ 51,420
Net income available to A&B common shareholders per diluted share	$ 0.26	$ 0.20	$ 0.66	$ 0.46
FFO per diluted share	$ 0.39	$ 0.29	$ 1.07	$ 0.82
Adjusted FFO per diluted share	$ 0.32	$ 0.24	$ 0.91	$ 0.71
Weighted average diluted shares outstanding (FFO/Adjusted FFO)	72,817	72,844	72,718	72,800

[1] Amounts in 2024 primarily related to the favorable resolution of contingent liabilities related to the sale of a legacy business in a prior year. Amounts in 2023 related to gain on disposal of the Company's ownership interest in a legacy trucking and storage business on Maui.

[2] Primarily related to environmental reserves associated with legacy business activities in the Land Operations segment.

[3] Includes joint ventures engaged in legacy business activities within the Land Operations segment.

[4] Includes ongoing maintenance capital expenditures only.

Alexander & Baldwin, Inc. | NYSE: ALEX

12

Supplemental Information

EBITDA AND ADJUSTED EBITDA (dollars in thousands; unaudited) Three Months Ended September 30, Nine Months Ended September 30, TTM September 30, 2024 2023 2024 2023 2024 Net Income (Loss) $ 19,004 $ 15,899 $ 48,094 $ 36,201 $ 44,856 Adjustments: Depreciation and amortization 9,000 9,238 26,979 27,572 36,198 Interest expense 5,680 6,077 17,119 16,975 23,107 Income tax expense (benefit) 75 — 174 7 202 Interest expense related to discontinued operations — 93 — 484 12 Consolidated EBITDA $ 33,759 $ 31,307 $ 92,366 $ 81,239 $ 104,375 Asset impairments — 649 — 649 4,119 (Gain)/loss on fair value adjustments related to interest rate swaps — — (3,675) — (957) Non-recurring financing charges — — 2,350 — 2,350 (Income) loss from discontinued operations, net of income taxes and excluding depreciation, amortization and interest expense 300 (3,987) 3,181 (4,386) 14,918 Consolidated Adjusted EBITDA $ 34,059 $ 27,969 $ 94,222 $ 77,502 $ 124,805 Discrete items impacting the respective periods - income/(loss): Income (loss) attributable to discontinued noncontrolling interest $ — $ 1,250 $ — $ 2,883 $ 268 Gain (loss) from disposals, net $ — $ — $ 2,148 $ 1,117 $ 2,145 Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 13

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 14

CAPITALIZATION AND FINANCIAL RATIOS

(dollars in thousands, except share price; unaudited)

	September 30 2024	December 31, 2023
Debt		
Secured debt	$ 128,572	$ 189,713
Unsecured term debt	271,607	237,251
Unsecured revolving credit facility	72,000	37,000
Total debt	$ 472,179	$ 463,964
Net unamortized deferred financing cost / discount (premium)	329	149
Cash and cash equivalents	(17,919)	(13,517)
Net debt	**$ 454,589**	**$ 450,596**
Equity Capitalization		
Shares common stock outstanding (NYSE:ALEX)	72,632,947	72,447,510
Share price	$ 19.20	$ 19.02
Total equity market capitalization	**$ 1,394,553**	**$ 1,377,952**
Market Capitalization		
Total debt	$ 472,179	$ 463,964
Total equity market capitalization	1,394,553	1,377,952
Total Market Capitalization	**$ 1,866,732**	**$ 1,841,916**
Liquidity		
Cash on hand	$ 17,919	$ 13,517
Unused committed line of credit	428,000	463,000
Total liquidity	$ 445,919	$ 476,517



Debt Maturity Schedule (dollars in millions)
$180M
$160M
$140M
$120M
$100M
$80M
$60M
$40M
$20M
$0M
2024
2025
2026
2027
2028
Thereafter
Secured Debt
Unsecured Term Loans
Revolving Credit Facilities

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Financial Ratios					
Total Debt to Total Market Capitalization	25.3%	27.6%	27.7%	25.2%	29.5%
Net Debt to TTM Consolidated Adjusted EBITDA[1]	3.6	3.7	3.8	4.2	4.4
Debt-service Coverage Ratio[2]	1.1	1.0	2.1	1.9	2.0
Fixed-rate debt to total debt	96.8%	100.0%	89.9%	92.0%	84.0%
Unencumbered CRE Property Ratio[3]	87.3%	86.9%	77.4%	77.4%	77.4%

[1] Consolidated Adjusted EBITDA for the trailing twelve months is calculated on page 13.
[2] The ratio of Consolidated Adjusted EBITDA to the sum of debt service – which includes interest expense, principal payments for financing leases and term debt, as well as principal amortization of mortgage debt, but excludes balloon payments – for the trailing twelve months.
[3] Measured using gross book value of unencumbered CRE property as a percent of gross book value of total CRE property.

Alexander & Baldwin, Inc. | NYSE: ALEX

15

Supplemental Information

DEBT SUMMARY

(dollars in thousands; unaudited)

Debt	Interest Rate (%)	Weighted -average Interest Rate (%)	Maturity Date	Weighted -average Maturity (Years)	Scheduled Principal Payments 2024	2025	2026	2027	2028	Thereafter	Total Principal	Premium (discount)/ debt issuance costs, net	Total
Secured:													
Pearl Highlands	4.15%	4.15%	2024	0.2	$ 73,432	$ —	$ —	$ —	$ —	$ —	$ 73,432	$ 39	$ 73,471
Photovoltaic Financing	(1)	4.75%	(1)	3.1	74	305	319	1,940	1,218	—	3,856	—	3,856
Manoa Marketplace	(2)	3.14%	2029	4.5	468	1,888	1,948	2,018	2,081	42,942	51,345	(100)	51,245
Subtotal / Wtd Avg		3.76%		2.0	$ 73,974	$ 2,193	$ 2,267	$ 3,958	$ 3,299	$ 42,942	$ 128,633	$ (61)	$ 128,572
Unsecured:													
Series J Note	4.66%	4.66%	2025	0.6	—	10,000	—	—	—	—	10,000	—	10,000
Series B Note	5.55%	5.55%	2026	0.5	—	16,000	2,000	—	—	—	18,000	—	18,000
Series C Note	5.56%	5.56%	2026	1.4	—	3,000	4,000	—	—	—	7,000	—	7,000
Series F Note	4.35%	4.35%	2026	1.6	—	3,250	4,000	—	—	—	7,250	—	7,250
Series H Note	4.04%	4.04%	2026	2.2	—	—	50,000	—	—	—	50,000	—	50,000
Series K Note	4.81%	4.81%	2027	2.6	—	—	—	34,500	—	—	34,500	(107)	34,393
Series G Note	3.88%	3.88%	2027	1.9	1,500	6,000	7,000	2,625	—	—	17,125	—	17,125
Series L Note	4.89%	4.89%	2028	3.6	—	—	—	—	18,000	—	18,000	—	18,000
Series I Note	4.16%	4.16%	2028	4.3	—	—	—	—	25,000	—	25,000	—	25,000
Term Loan 5	4.30%	4.30%	2029	5.3	—	—	—	—	—	25,000	25,000	—	25,000
Series M Note	6.09%	6.09%	2032	7.6	—	—	—	—	—	60,000	60,000	(161)	59,839
Subtotal / Wtd Avg		4.84%		3.8	$ 1,500	$ 38,250	$ 67,000	$ 37,125	$ 43,000	$ 85,000	$ 271,875	$ (268)	$ 271,607
Revolving Credit Facilities:													
A&B Revolver	(3)	5.03%	2025 (4)	0.9	$ —	$ 72,000	$ —	$ —	$ —	$ —	$ 72,000	$ —	$ 72,000
Subtotal / Wtd Avg		5.03%		0.9	$ —	$ 72,000	$ —	$ —	$ —	$ —	$ 72,000	$ —	$ 72,000
Total / Wtd Avg		4.58%		2.9	$ 75,474	$ 112,443	$ 69,267	$ 41,083	$ 46,299	$ 127,942	$ 472,508	$ (329)	$ 472,179

(1) Financing leases have a weighted average discount rate of 4.75% and maturity dates ranging from 2027 to 2028.

(2) Loan has a stated interest rate of SOFR plus 1.35% but is swapped through maturity to a 3.14% fixed rate.

(3) Loan has a stated interest rate of SOFR plus 1.05% based on a pricing grid, plus a SOFR adjustment of 0.10%. $57.0 million is swapped through maturity to a 4.78% fixed rate.

(4) A&B Revolver has two six-month optional term extensions.

Alexander & Baldwin, Inc. | NYSE: ALEX

16

Supplemental Information

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 17

COMMERCIAL REAL ESTATE TRANSACTIONS, DEVELOPMENT, AND REDEVELOPMENT

(dollars in millions; unaudited)

Acquisition, Disposition, and Transfer Summary

Property	Type	Asset Class	Location	Date (Month/Year)	Transaction Price	Capitalization Rate	GLA (SF)	Leased Occupancy at Acquisition/ Disposition
Kaomi Loop Industrial	Acquisition	Industrial	Oahu	05/2023	$ 9.5	5.5 %	33,200	100 %
Maui Business Park II - 2.4 acre parcel for build-to-suit development	Transfer In	Industrial	Maui	12/2023	N/A[1]	N/A	N/A[2]	N/A[2]
Waihona Industrial	Acquisition	Industrial	Oahu	09/2024	29.7	5.4 %	81,495	100 %


KAOMI LOOP INDUSTRIAL


MBP BUILD TO SUIT (rendering)

Development and Redevelopment Summary

Project	Type	Asset Class	In-service Date	Target Stabilization	Total Estimated Project Costs	Total Incurred Project Costs	Estimated Incremental Stabilized NOI	Estimated Stabilized Yield	Estimated GLA (SF)	Leased Occupancy
MBP - Build to Suit	Development	Industrial	4Q2025	4Q2025	$12.6 - $13.2	$ 1.5	$ 1.0	7.8 - 8.1%	29,550	100.0%

[1] Represents an intercompany transaction. Land and land improvements transferred from Land Operations segment.

[2] Transfer of land and land improvements only

Alexander & Baldwin, Inc. | NYSE: ALEX

18

Supplemental Information

CAPITAL EXPENDITURES
(dollars in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2024	2023	2024	2023
Capital expenditures for real estate				
Ongoing maintenance capital expenditures				
Building/area improvements	$ 1,335	$ 2,797	$ 3,851	$ 4,459
Tenant space improvements	1,168	666	3,894	1,975
Total ongoing maintenance capital expenditures for real estate	**$ 2,503**	**$ 3,463**	**$ 7,745**	**$ 6,434**
Discretionary capital expenditures				
Property acquisitions	$ 29,826	$ —	$ 29,826	$ 9,464
Tenant space improvements - nonrecurring	—	77	—	84
Development and redevelopment[1]	630	2,362	2,028	5,385
Total discretionary capital expenditures for real estate	**$ 30,456**	**$ 2,439**	**$ 31,854**	**$ 14,933**
Capitalized indirect costs	701	514	2,016	1,631
Total capital expenditures for real estate[1]	**$ 33,660**	**$ 6,416**	**$ 41,615**	**$ 22,998**
Corporate and other capital expenditures	33	9	89	61
Total Capital Expenditures[1]	**$ 33,693**	**$ 6,425**	**$ 41,704**	**$ 23,059**

[1] Excludes capital expenditures for real estate developments to be held and sold as real estate development inventory, which are classified in the condensed consolidated statement of cash flows as operating activities and are excluded from the table above.

Alexander & Baldwin, Inc. | NYSE: ALEX
19
Supplemental Information

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 20

PORTFOLIO SUMMARY (dollars in thousands; unaudited) As of September 30, 2024 Total Commercial Real Estate Portfolio Number of properties 40 Total improved property GLA (in sq. ft.) 4,013,700 Total ground lease acres 142.0 Total improved property ABR $ 109,431 Total ground lease portfolio ABR $ 20,860 Grocery or Drugstore-Anchored Retail Properties Total Retail Properties Total Industrial Properties Number of properties 17 22 14 Total GLA of properties (in sq. ft.) 2,306,500 2,502,300 1,365,700 Leased occupancy 94.6% 92.9% 97.4 % Economic occupancy 93.2% 91.4% 97.2 % Percent of retail ABR from grocery or drugstore anchored properties 94.7 % N/A N/A Percent of retail NOI from grocery or drugstore anchored properties 95.8 % N/A N/A Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 21

NOI BY ASSET CLASS

(dollars in thousands; unaudited)

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Percentage Change	Q3 2024 as a % of NOI	Q3 2023 as a % of NOI
NOI					
Retail	$ 20,186	$ 19,687	2.5%	62.4%	63.5%
Industrial	5,816	5,221	11.4%	18.0%	16.9%
Office	1,093	1,094	(0.1)%	3.4%	3.5%
Total Improved Portfolio	27,095	26,002	4.2%	83.8%	83.9%
Ground	5,273	5,003	5.4%	16.2%	16.1%
Other	—	6	NM	—%	—%
Total CRE Portfolio	$ 32,368	$ 31,011	4.4%	100.0%	100.0%
Same-Store NOI					
Retail	$ 20,096	$ 19,638	2.3%	62.5%	63.6%
Industrial	5,631	5,089	10.7%	17.5%	16.5%
Office	1,104	1,098	0.5%	3.4%	3.6%
Total Improved Portfolio	$ 26,831	$ 25,825	3.9%	83.4%	83.7%
Ground	5,325	5,048	5.5%	16.6%	16.3%
Other	—	6	NM	—%	—%
Total CRE Portfolio	$ 32,156	$ 30,879	4.1%	100.0%	100.0%

	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023	Percentage Change	YTD 2024 as a % of NOI	YTD 2023 as a % of NOI
NOI					
Retail	$ 60,023	$ 59,022	1.7%	62.7%	63.6%
Industrial	16,885	15,072	12.0%	17.6%	16.3%
Office	3,258	3,598	(9.4)%	3.4%	3.9%
Total Improved Portfolio	80,166	77,692	3.2%	83.7%	83.8%
Ground	15,559	14,983	3.8%	16.3%	16.2%
Other	39	59	NM	—%	0.1%
Total CRE Portfolio	$ 95,764	$ 92,734	3.3%	100.0%	100.0%
Same-Store NOI					
Retail	$ 59,737	$ 58,739	1.7%	62.8%	63.6%
Industrial	16,432	14,873	10.5%	17.3%	16.1%
Office	3,289	3,631	(9.4)%	3.5%	3.9%
Total Improved Portfolio	$ 79,458	$ 77,243	2.9%	83.6%	83.6%
Ground	15,699	15,114	3.9%	16.5%	16.4%
Other	—	6	NM	—%	—%
Total CRE Portfolio	$ 95,157	$ 92,363	3.0%	100.0%	100.0%

Alexander & Baldwin, Inc. | NYSE: ALEX

22

Supplemental Information

OCCUPANCY

(unaudited)

	As of				
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Leased Occupancy					
Retail	92.9%	92.8%	93.2%	94.3%	94.0%
Industrial	97.4%	97.1%	96.8%	96.8%	96.8%
Office	80.6%	84.2%	83.9%	84.2%	84.5%
Total Leased Occupancy	94.0%	93.9%	94.0%	94.7%	94.6%
Economic Occupancy					
Retail	91.4%	91.2%	91.2%	92.1%	91.9%
Industrial	97.2%	97.1%	95.7%	96.0%	95.9%
Office	79.3%	82.8%	83.3%	82.8%	83.5%
Total Economic Occupancy	93.0%	92.8%	92.3%	93.0%	92.9%
Same-Store Leased Occupancy					
Retail	94.1%	94.0%	94.4%	95.6%	95.4%
Industrial	97.2%	97.0%	96.8%	96.7%	96.7%
Office	83.9%	87.8%	87.4%	87.8%	88.1%
Total Same-Store Leased Occupancy	94.8%	94.8%	95.0%	95.7%	95.6%
Same-Store Economic Occupancy					
Retail	92.6%	92.4%	92.4%	93.4%	93.1%
Industrial	96.9%	97.0%	95.6%	95.9%	95.8%
Office	82.3%	86.3%	86.7%	86.2%	87.0%
Total Same-Store Economic Occupancy	93.7%	93.7%	93.3%	94.0%	93.8%

Alexander & Baldwin, Inc. | NYSE: ALEX
23
Supplemental Information

IMPROVED PROPERTY REPORT

(dollars in thousands, except per square foot data; unaudited)

	Property	Island	Current GLA (SF)	Leased / Economic Occupancy		ABR	ABR PSF	Q3 2024 NOI	Q3 2024 % NOI to Improved Portfolio NOI	Retail Anchor Tenants
	Retail:									
1	Pearl Highlands Center	Oahu	412,200	99.8 %	99.7 %	$ 11,344	$ 27.59	$ 3,004	11.1 %	Sam's Club, Regal Cinemas, 24 Hour Fitness, Ulta Salon, Ross
2	Kailua Retail	Oahu	326,100	96.0 %	95.7 %	12,715	41.70	3,198	11.8 %	Whole Foods Market, Foodland, CVS/Longs Drugs, Ulta Salon
3	Laulani Village	Oahu	175,300	99.0 %	98.3 %	7,256	42.10	1,707	6.3 %	Safeway, Ross, Walgreens, Petco
4	Waianae Mall	Oahu	170,800	83.0 %	80.9 %	3,605	26.44	801	3.0 %	CVS/Longs Drugs, City Mill
5	Manoa Marketplace	Oahu	142,500	95.2 %	91.9 %	4,761	37.58	1,208	4.5 %	Safeway, CVS/Longs Drugs
6	Queens' MarketPlace	Hawai'i Island	133,600	86.5 %	80.4 %	4,794	52.67	1,401	5.2 %	Island Gourmet Market
7	Kaneohe Bay Shopping Center (Leasehold)	Oahu	125,500	99.5 %	98.0 %	3,321	27.00	661	2.5 %	Safeway, CVS/Longs Drugs
8	Hokulei Village	Kauai	119,000	96.4 %	96.4 %	4,354	37.95	1,065	3.9 %	Safeway, Petco
9	Pu'unene Shopping Center	Maui	118,000	78.4 %	76.4 %	4,530	50.27	1,035	3.8 %	Planet Fitness, Petco, Ulta Salon, Target[1]
10	Waipio Shopping Center	Oahu	113,800	97.8 %	97.3 %	3,647	33.02	852	3.1 %	Foodland
11	Aikahi Park Shopping Center	Oahu	97,300	91.4 %	87.6 %	3,318	40.20	763	2.8 %	Safeway
12	Lanihau Marketplace	Hawai'i Island	88,300	96.4 %	96.4 %	1,668	19.60	397	1.5 %	Sack N Save, CVS/Longs Drugs
13	The Shops at Kukui`ula	Kauai	85,900	97.1 %	90.7 %	4,092	52.46	1,046	3.9 %	CVS/Longs Drugs, Eating House, Living Foods
14	Ho'okele Shopping Center	Maui	71,400	96.1 %	96.1 %	2,906	42.37	798	2.9 %	Safeway
15	Kunia Shopping Center	Oahu	60,600	89.3 %	84.3 %	2,157	42.24	465	1.7 %	—
16	Waipouli Town Center[2]	Kauai	56,600	39.8 %	39.8 %	530	23.60	90	0.3 %	Autozone
17	Kahului Shopping Center	Maui	49,100	84.1 %	84.1 %	783	18.98	2	— %	—
18	Lau Hala Shops	Oahu	46,300	100.0 %	100.0 %	2,723	58.86	575	2.1 %	UFC Gym, Down to Earth
19	Napili Plaza	Maui	45,600	100.0 %	100.0 %	1,388	32.46	354	1.3 %	Napili Market
20	Gateway Mililani Mauka	Oahu	34,900	88.8 %	88.8 %	1,972	63.66	473	1.7 %	CVS/Longs Drugs[1]
21	Port Allen Marina Center	Kauai	23,600	76.3 %	72.5 %	567	33.20	159	0.6 %	—
22	The Collection	Oahu	5,900	100.0 %	100.0 %	355	60.17	132	0.5 %	—
	Subtotal – Retail		2,502,300	92.9 %	91.4 %	$ 82,786	$ 36.75	$ 20,186	74.5 %	

[1] Shadow-anchor tenant

[2] Property is currently not included in the Same-Store pool.

Alexander & Baldwin, Inc. | NYSE: ALEX

24

Supplemental Information

IMPROVED PROPERTY REPORT

(dollars in thousands, except per square foot data; unaudited)

	Property	Island	Current GLA (SF)	Leased / Economic Occupancy		ABR	ABR PSF	Q3 2024 NOI	Q3 2024 % NOI to Improved Portfolio NOI
	Industrial:								
1	Komohana Industrial Park	Oahu	238,300	100.0 %	100.0 %	$ 3,703	$ 15.54	$ 1,507	5.5 %
2	Kaka`ako Commerce Center	Oahu	197,900	84.3 %	83.8 %	2,455	15.14	643	2.4 %
3	Waipio Industrial	Oahu	158,400	100.0 %	100.0 %	3,003	18.96	761	2.8 %
4	Opule Industrial	Oahu	151,500	100.0 %	100.0 %	2,706	17.86	694	2.6 %
5	P&L Warehouse	Maui	104,100	100.0 %	99.2 %	1,707	16.52	462	1.7 %
6	Kapolei Enterprise Center	Oahu	93,100	100.0 %	100.0 %	1,696	18.23	421	1.6 %
7	Honokohau Industrial	Hawai'i Island	86,700	100.0 %	100.0 %	1,392	16.05	364	1.3 %
8	Waihona Industrial[2]	Oahu	81,500	100.0 %	100.0 %	1,588	19.49	48	0.2 %
9	Kailua Industrial / Other	Oahu	69,000	98.0 %	98.0 %	1,254	19.07	266	1.0 %
10	Port Allen Center	Kauai	64,600	100.0 %	97.8 %	840	13.30	220	0.8 %
11	Harbor Industrial	Maui	51,100	94.9 %	94.9 %	682	14.07	151	0.6 %
12	Kaomi Loop Industrial[2]	Oahu	33,200	100.0 %	100.0 %	543	16.34	137	0.5 %
13	Kahai Street Industrial	Oahu	27,900	100.0 %	100.0 %	407	14.60	102	0.4 %
14	Maui Lani Industrial	Maui	8,400	100.0 %	100.0 %	160	19.05	40	0.1 %
	Subtotal – Industrial		1,365,700	97.4 %	97.2 %	$ 22,136	$ 16.75	$ 5,816	21.5 %
	Office:								
1	Kahului Office Building	Maui	59,100	70.9 %	67.5 %	$ 1,403	$ 35.13	$ 333	1.2 %
2	Gateway at Mililani Mauka South	Oahu	37,100	100.0 %	100.0 %	1,868	50.29	472	1.7 %
3	Kahului Office Center	Maui	35,800	88.5 %	88.5 %	1,048	33.01	299	1.1 %
4	Lono Center[2]	Maui	13,700	49.6 %	49.6 %	190	33.32	(11)	— %
	Subtotal – Office		145,700	80.6 %	79.3 %	$ 4,509	$ 39.37	$ 1,093	4.0 %
40	**Total – Improved Portfolio**		4,013,700	94.0 %	93.0 %	$ 109,431	$ 29.66	$ 27,095	100.0 %

[1] Shadow-anchor tenant

[2] Property is currently not included in the Same-Store pool.

Alexander & Baldwin, Inc. | NYSE: ALEX

25

Supplemental Information

GROUND LEASE REPORT

(dollars in thousands; unaudited)

	Property	Location (City, Island)	Acres	Property Type	Exp. Year	Current ABR	Q3 2024 NOI	Next Rent Step	Step Type	Next ABR	Previous Rent Step	Previous Step Type	Previous ABR
1	Windward City Shopping Center	Kaneohe, Oahu	15.4	Retail	2035	$ 3,886	$ 968	2033	FMV Reset	FMV	2023	FMV Reset	$ 2,800
2	Owner/Operator	Kapolei, Oahu	36.4	Industrial[3]	2025	3,420	849	2025	Fixed Step	3,540	2024	Fixed Step	3,300
3	Owner/Operator	Honolulu, Oahu	9.0	Retail	2045	2,075	519	2025	Fixed Step	2,283	2020	Fixed Step	1,886
4	Kaimuki Shopping Center	Honolulu, Oahu	2.8	Retail	2040	2,039	508	2026	Fixed Step	2,345	2022	FMV Reset	1,728
5	S&F Industrial	Kahului, Maui	52.0	Industrial	2059	1,433	395	2029	Fixed Step	1,610	2024	Fixed Step	1,275
6	Owner/Operator	Kaneohe, Oahu	3.7	Retail	2048	1,059	264	2028	Fixed Step	1,133	2023	Fixed Step	990
7	Pali Palms Plaza	Kailua, Oahu	3.3	Office	2037	992	247	2032	FMV Reset	FMV	2022	Negotiated	200
8	Windward Town and Country Plaza I	Kailua, Oahu	3.4	Retail	2062	963	240	2032	Fixed Step	1,233	2022	Fixed Step	753
9	Windward Town and Country Plaza II	Kailua, Oahu	2.2	Retail	2062	621	155	2032	Fixed Step	795	2022	Fixed Step	485
10	Kailua Post Office	Kailua, Oahu	1.2	Retail	MTM[2]	555	281	—	—	—	2024	Negotiated	555
11	Owner/Operator	Kailua, Oahu	1.9	Retail	2034	470	69	2029	Fixed Step	490	2024	Fixed Step	450
12	Owner/Operator	Honolulu, Oahu	0.5	Retail	2028	394	99	2025	Fixed Step	404	2024	Fixed Step	385
13	Owner/Operator	Honolulu, Oahu	0.5	Retail[4]	2028	370	92	2025	Fixed Step	381	2024	Fixed Step	359
14	Seven-Eleven Kailua Center	Kailua, Oahu	0.9	Retail	2033	336	84	2025	Fixed Step	344	2024	Fixed Step	263
15	Owner/Operator	Kahului, Maui	0.8	Retail	2026	272	68	2024	Fixed Step	280	2023	Fixed Step	264
16	Owner/Operator	Honolulu, Oahu	0.7	Industrial	2027	259	63	2025	Fixed Step	267	2024	Fixed Step	252
17	Owner/Operator	Kahului, Maui	0.8	Industrial	2025	249	62	—	—	—	2024	Fixed Step	238
18	Owner/Operator	Kahului, Maui	0.4	Retail	2027	190	70	2025	Fixed Step	195	2024	Fixed Step	186
19	Owner/Operator	Kailua, Oahu	0.4	Retail	2025	189	47	2025	Fixed Step	194	2024	Fixed Step	183
20	Owner/Operator	Kahului, Maui	0.9	Retail	2025	151	38	2025	Fixed Step	155	2024	Fixed Step	146
	Remainder[1]	Various	4.8	Various	Various	937	155	Various	Various	—	Various	Various	—
	Total - Ground Leases		**142.0**			**$ 20,860**	**$ 5,273**						

[1]A portion of these properties are currently not included in the Same-Store pool.

[2]Lease is currently month-to-month.

[3]Property is comprised of vacant land used for industrial yard space.

[4]Property consists of a parking lot.

Alexander & Baldwin, Inc. | NYSE: ALEX

26

Supplemental Information

TENANT CONCENTRATION - TOP 10 IMPROVED PORTFOLIO TENANTS

(dollars in thousands; unaudited)

As of September 30, 2024

Tenant	Number of Leases	ABR	% of Total Improved Portfolio ABR	GLA (SF)	% of Total Improved Portfolio GLA
Safeway	7	$ 7,955	7.3%	286,024	7.1%
Sam's Club	1	3,308	3.0%	180,908	4.5%
Longs Drugs	6	2,889	2.6%	150,411	3.7%
Foodland Supermarket & related companies	6	2,131	1.9%	112,865	2.8%
Ross Dress for Less	2	2,083	1.9%	65,484	1.6%
Coleman World Group	2	2,064	1.9%	115,495	2.9%
GP/RM Prestress[1]	1	1,804	1.6%	N/A	N/A
24 Hour Fitness	1	1,702	1.6%	45,870	1.1%
Ulta Salon	3	1,665	1.5%	33,985	0.8%
C&S Wholesale (Hansen Distribution Group)	1	1,588	1.5%	81,495	2.0%
Total	30	$ 27,189	24.8%	1,072,537	26.5%

[1] The leased premises in the GP/RM Prestress, LLC lease includes warehouse and yard space. Due to the yard space, GLA is not comparable and therefore, not presented.

Alexander & Baldwin, Inc. | NYSE: ALEX

27

Supplemental Information

LEASE EXPIRATION SCHEDULE

(dollars in thousands, except per square foot data; unaudited)

As of September 30, 2024

Total Improved Portfolio

Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Improved Portfolio Leased GLA	ABR Expiring	% of Total Improved Portfolio Expiring ABR	ABR Expiring PSF
2024	25	98,090	2.7%	$ 2,323	2.1%	$ 23.68
2025	128	363,931	9.9%	10,510	9.6%	28.88
2026	148	394,729	10.7%	11,473	10.5%	29.07
2027	148	413,436	11.2%	13,825	12.6%	33.44
2028	122	444,538	12.1%	15,458	14.1%	34.77
2029	95	410,330	11.1%	15,863	14.5%	38.66
2030	34	204,909	5.6%	5,368	4.9%	26.20
2031	13	96,458	2.6%	2,874	2.6%	29.80
2032	23	116,623	3.2%	4,160	3.8%	35.67
2033	20	182,825	5.0%	4,666	4.3%	25.52
Thereafter	37	721,759	19.5%	18,343	16.8%	25.41
Month-to-month	65	241,467	6.4%	4,568	4.2%	18.92
Total	858	3,689,095	100.0%	$ 109,431	100.0%	$ 29.66

Retail Portfolio

Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Retail Leased GLA	ABR Expiring	% of Total Retail Expiring ABR	ABR Expiring PSF
2024	17	25,273	1.1%	$ 1,152	1.4%	$ 45.58
2025	90	191,069	8.5%	7,268	8.8%	38.04
2026	94	115,472	5.1%	6,108	7.4%	52.90
2027	107	203,394	9.0%	9,737	11.8%	47.87
2028	95	278,450	12.4%	12,521	15.1%	44.97
2029	82	334,706	14.9%	14,088	17.0%	42.09
2030	27	89,884	4.0%	3,277	4.0%	36.46
2031	12	68,578	3.0%	2,467	3.0%	35.97
2032	20	99,833	4.4%	3,844	4.6%	38.50
2033	17	61,405	2.7%	2,809	3.4%	45.75
Thereafter	33	624,514	27.7%	16,401	19.7%	26.26
Month-to-month	27	160,113	7.2%	3,114	3.8%	19.45
Total	621	2,252,691	100.0%	$ 82,786	100.0%	$ 36.75

Industrial Portfolio

Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Industrial Leased GLA	ABR Expiring	% of Total Industrial Expiring ABR	ABR Expiring PSF
2024	6	70,679	5.4%	$ 1,101	5.0%	$ 15.58
2025	32	157,796	11.9%	2,665	12.0%	16.89
2026	46	255,836	19.4%	4,237	19.2%	16.56
2027	26	184,662	14.0%	3,227	14.6%	17.48
2028	22	159,569	12.1%	2,724	12.3%	17.07
2029	8	53,911	4.1%	896	4.0%	16.62
2030	3	106,873	8.1%	1,818	8.2%	17.01
2031	1	27,880	2.1%	407	1.8%	14.60
2032	2	15,400	1.2%	266	1.2%	17.27
2033	3	121,420	9.2%	1,857	8.4%	15.29
Thereafter	4	97,245	7.3%	1,943	8.8%	19.98
Month-to-month	34	70,598	5.2%	995	4.5%	14.09
Total	187	1,321,869	100.0%	$ 22,136	100.0%	$ 16.75

Alexander & Baldwin, Inc. | NYSE: ALEX

28

Supplemental Information

NEW AND RENEWAL LEASE SUMMARY

(unaudited)

As of September 30, 2024

Total - New and Renewal Leases	Leases	GLA (SF)	New ABR/SF	TI / SF	Wtd Avg Lease Term (Years)	Comparable Leases Only[1] Leases	GLA (SF)	New ABR/SF	Old ABR/SF	Rent Spread[2]
3rd Quarter 2024	71	182,125	$ 36.66	$ 4.39	5.6	53	156,585	$ 36.98	$ 32.07	15.3%
2nd Quarter 2024	47	96,318	$ 30.38	$ 6.10	3.6	39	80,277	$ 31.68	$ 29.53	7.3%
1st Quarter 2024	44	212,000	$ 25.01	$ 1.23	5.6	34	124,463	$ 30.14	$ 27.95	7.8%
4th Quarter 2023	50	114,298	$ 41.54	$ 7.06	4.3	35	46,053	$ 48.05	$ 44.58	7.8%
Trailing four quarters	212	604,741	$ 32.50	$ 4.06	5.0	161	407,378	$ 35.10	$ 31.73	10.6%

Total - New Leases	Leases	GLA (SF)	New ABR/SF	TI / SF	Wtd Avg Lease Term (Years)	Leases	GLA (SF)	New ABR/SF	Old ABR/SF	Rent Spread[2]
3rd Quarter 2024	23	35,136	$ 38.03	$ 21.81	5.6	13	24,631	$ 34.92	$ 28.71	21.6%
2nd Quarter 2024	8	17,377	$ 20.80	$ 2.55	3.6	4	10,936	$ 23.82	$ 23.38	1.9%
1st Quarter 2024	12	27,761	$ 27.10	$ 5.41	4.9	8	21,234	$ 27.15	$ 24.29	11.8%
4th Quarter 2023	16	17,597	$ 44.43	$ 41.62	5.0	9	9,493	$ 43.06	$ 38.66	11.4%
Trailing four quarters	59	97,871	$ 33.02	$ 17.30	4.9	34	66,294	$ 31.76	$ 27.84	14.1%

Total - Renewal Leases	Leases	GLA (SF)	New ABR/SF	TI / SF	Wtd Avg Lease Term (Years)	Leases	GLA (SF)	New ABR/SF	Old ABR/SF	Rent Spread[2]
3rd Quarter 2024	48	146,989	$ 36.33	$ 0.22	5.6	40	131,954	$ 37.37	$ 32.70	14.3%
2nd Quarter 2024	39	78,941	$ 32.49	$ 6.88	3.6	35	69,341	$ 32.92	$ 30.50	7.9%
1st Quarter 2024	32	184,239	$ 24.69	$ 0.60	5.7	26	103,229	$ 30.75	$ 28.70	7.2%
4th Quarter 2023	34	96,701	$ 41.02	$ 0.77	4.2	26	36,560	$ 49.35	$ 46.12	7.0%
Trailing four quarters	153	506,870	$ 32.40	$ 1.50	5.1	127	341,084	$ 35.75	$ 32.48	10.0%

	Three Months Ended September 30, 2024 Leases	GLA (SF)	ABR/SF[4]	Rent Spread[2]	TTM Ended September 30, 2024 Leases	GLA (SF)	ABR/SF[4]	Rent Spread[2]
Retail	38	83,885	$ 57.48	18.2%	141	306,561	$ 47.17	11.9%
Industrial	27	81,848	$ 17.45	9.9%	59	274,956	$ 16.58	7.8%
Office	6	16,392	$ 26.00	3.5%	12	23,224	$ 27.29	2.8%
Subtotal - Improved	71	182,125	$ 36.66	15.3%	212	604,741	$ 32.50	10.6%
Ground	1	N/A[3]	$ 0.0	28.8%	2	N/A[3]	$ 0.6	28.8%

[1] Per Glossary of Terms, Comparable Leases are either renewals (executed for the same units) or new leases (executed for units that have been vacated in the previous 12 months) for comparable space and comparable lease terms. Expansions, contractions and strategic short-term renewals are excluded from the Comparable Lease pool.

[2] Rent Spread is calculated for Comparable Leases, a subset of the total population of leases for the period presented.

[3] Not applicable for ground leases as such leases would not be comparable from a GLA (SF) perspective.

[4] Current ABR, in millions, is presented for ground leases.

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information

29

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 30

LAND OPERATIONS STATEMENT OF OPERATING PROFIT AND EBITDA

(dollars in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2024	2023	2024	2023
Land Operations operating revenue				
Development sales revenue	$ 1,853	$ —	$ 5,989	$ —
Unimproved/other property sales revenue	10,557	4,025	20,182	8,075
Other operating revenue[1]	153	238	545	2,291
Total Land Operations operating revenue	12,563	4,263	26,716	10,366
Land Operations operating costs and expenses	(7,153)	(2,019)	(14,299)	(7,001)
(Expense) income from changes to liabilities related to legacy operations	—	(200)	(2,193)	(795)
Selling, general and administrative	(236)	(450)	(874)	(1,380)
Intersegment operating charges, net[2]	(6)	45	(24)	(100)
Gain (loss) from disposals, net	—	—	2,148	1,117
Earnings (loss) from joint ventures	2,142	950	3,836	1,879
Interest and other income (expense), net	571	289	670	399
Total Land Operations operating profit (loss)	$ 7,881	$ 2,878	$ 15,980	$ 4,485

	Three Months Ended September 30,		Nine Months Ended September 30,		TTM September 30,
	2024	2023	2024	2023	2024
Land Operations Operating Profit (Loss)	$ 7,881	$ 2,878	$ 15,980	$ 4,485	$ 22,325
Land Operations depreciation and amortization	3	6	9	28	16
Land Operations EBITDA	$ 7,884	$ 2,884	$ 15,989	$ 4,513	$ 22,341

[1] Other operating revenue includes revenue related to leasing of non-core legacy agricultural lands during the nine months ended September 30, 2024 and 2023, and revenue related to trucking and storage operations during the nine months ended September 30, 2023.

[2] Intersegment operating charges primarily from CRE that are eliminated in the consolidated results of operations.

Alexander & Baldwin, Inc. | NYSE: ALEX

31

Supplemental Information

COMPONENTS OF LAND OPERATIONS

As of September 30, 2024

Land Operations Balance Sheet Detail

(dollars in thousands; unaudited)

	Acres	Carrying Value
ASSETS		
Real estate investments		
Core real estate investments		
Kapolei Business Park West	3	$ 6,180
Maui Business Park II[1]	47	17,288
Non-core real estate investments	3,237	32,366
Investments in real estate joint ventures and partnerships		5,907
Total real estate investments, net	3,287	61,741
Accounts receivable and other receivables, net		10,612
Other investments in affiliates		34,954
Other assets		534
Total assets		$ 107,841
LIABILITIES		
Maui agricultural land sale deferred revenue and reserves		$ 69,834
Environmental remediation		17,084
Land development warranty and post-closing obligations		1,495
Other liabilities		10,689
Total liabilities		$ 99,102
Land Operations Book Value		**$ 8,739**


KAHULUI AIRPORT
COSTCO
COSTCO
NORTH PROJECT
HALEAKALA HIGHWAY
HANA HIGHWAY
SAFEWAY
PULEHU ROAD
MAUI MARKETPLACE
PACIFIC PIPE CO
SERVCO PACIFIC
KIHEI AUTO
SOUTH PROJECT
CITY & COUNTY OF MAUI
HO'OKELE CONDOMINIUM
DAIRY ROAD
OfficeMax
AIRPORT ROAD
Walmart
AMERICAN
LOWE'S
TARGET

Core Real Estate Development-for-Sale Projects

(dollars in millions; except per square foot amounts; unaudited)

Project	Location	Product Type	Remaining Sellable Acres[2]	Acres Under Contract[3]	Target Sales Price Range per SF for Remaining	Total Estimated Project Costs	Total Incurred Project Costs	Net Book Value	Estimated Project Completion
Maui Business Park II	Kahului, Maui	Light industrial lots	28.7 acres	14.8 acres	$38-$62 per SF	$ 91	$ 65	$ 17	2030+

[1] Includes 3.5 acres of existing and planned roads and easements not available for sale, and 14.8 acres under contract.

[2] Remaining sellable acres may change due to updates in overall development plan that results in modification of planned roads and easements.

[3] Includes lots currently under sales contracts and 12.5 acres under contract with a delayed closing pending subdivision completion.

Alexander & Baldwin, Inc. | NYSE: ALEX

32

Supplemental Information

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 33

COMPONENTS OF NET ASSET VALUE (amounts in thousands; unaudited) Three Months Ended September 30, 2024 Supplement Page As of September 30, 2024 Supplement Page NOI from Real Estate Investments Land Operations Real Estate Investments Retail NOI $ 20,186 Core real estate investments $ 23,468 32 Industrial NOI 5,816 Non-core real estate investments 38,273 32 Office NOI 1,093 Total carrying value of Land Operations Real Estate Investments $ 61,741 NOI from Improved Portfolio Investments 27,095 22 NOI from Ground Investments 5,273 22 Other Assets NOI from Real Estate Investments $ 32,368 10 Cash and cash equivalents $ 17,919 6 Restricted cash 236 6 Adjustments to NOI Account receivable, net 3,501 6 Pro Forma quarterly impact of ABR from leases signed but not yet paying rent $ 484 Other receivable, net 12,607 6 NOI adjustments for acquisitions1 $ 579.6 24 Other investments in affiliates 34,954 32 Prepaid expenses and other assets 24,082 6 Development and Redevelopment Projects Total carrying value of other assets $ 93,299 Costs incurred to date (in millions) $ 1.5 18 Estimated remaining costs to be incurred (in millions) $ 11.1 to 11.7 18 Liabilities Underwritten incremental unlevered yield 7.8 - 8.1% 18 Notes payable and other debt $ 472,508 16 Accounts payable 4,910 6 Accrued post-retirement benefits 8,173 6 Tenant security deposits 7,649 6 Deferred revenue 72,499 6 Land Operations reserves, warranty, and post closing obligations 26,413 32 Accrued and other liabilities 36,541 6 Total carrying value of liabilities $ 628,693 Equity Common shares outstanding 72,633 15 1Adjusts NOI for acquired properties to represent a full period. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 34

GLOSSARY OF TERMS ABR Annualized Base Rent ("ABR") is the current month's contractual base rent multiplied by 12. Base rent is presented without consideration of percentage rent that may, in some cases, be significant. Capitalization Rate Estimated in-place NOI for the property divided by the property’s contractual purchase or sale price. Comparable Lease Comparable Leases are either renewals (executed for the same units) or new leases (executed for units that have been vacated in the previous 12 months) for comparable space and comparable lease terms. Expansions, contractions and strategic short-term renewals are excluded from the Comparable Lease pool. CRE Portfolio Composed of (1) retail, industrial and office improved properties subject to operating leases ("Improved Portfolio") and (2) assets subject to ground leases ("Ground Leases") within the CRE segment. Debt-service Coverage Ratio The ratio of Consolidated Adjusted EBITDA to the sum of debt service – which includes interest expense, principal payments for financing leases and term debt, as well as principal amortization of mortgage debt, but excludes balloon payments – for the trailing twelve months. EBITDA (or Consolidated Adjusted EBITDA) Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is calculated on a consolidated basis ("Consolidated EBITDA") by adjusting the Company’s consolidated net income (loss) to exclude the impact of interest expense, income taxes and depreciation and amortization. EBITDA is calculated at the segment level ("Segment EBITDA" or "Land Operations EBITDA") by adjusting segment operating profit (which excludes interest expense and income taxes) to add back depreciation and amortization recorded at the respective segment. Consolidated Adjusted EBITDA is calculated by adjusting Consolidated EBITDA for items identified as non-recurring, infrequent or unusual that are not expected to recur in the Company’s core business. FFO Funds from operations (“FFO”) is a widely used supplemental non-GAAP financial measure of REITs' operating performance. FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”) and is calculated as follows: net income (loss) available to A&B common shareholders (calculated in accordance with GAAP), excluding (1) depreciation and amortization related to real estate, (2) gains and losses from the sale of certain real estate assets, (3) gains and losses from change in control, (4) impairment write- downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and (5) income (loss) from discontinued operations related to legacy business operations. Adjusted FFO is an additional supplemental non-GAAP measure of REITs' operating performance. It is calculated by adjusting FFO to exclude share-based compensation, straight-line lease adjustments and other non-cash adjustments, such as amortization of market lease adjustments, debt premium or discount and deferred financing cost amortization, maintenance capital expenditures, leasing commissions, provision for current expected credit losses and other non- comparable and non-operating items, including certain gains, losses, income, and expenses related to the Company’s legacy business operations and assets. The Company presents both non-GAAP measures and reconciles FFO to the most directly-comparable GAAP measure, Net Income (Loss) available to A&B common shareholders, and FFO to Adjusted FFO. The Company's FFO and Adjusted FFO may not be comparable to such metrics reported by other REITs due to possible differences in the interpretation of the current Nareit definition used by such REITs. GAAP Generally accepted accounting principles in the United States of America. GLA Gross leasable area ("GLA") measured in square feet ("SF"). GLA is periodically adjusted based on remeasurement or reconfiguration of space and may change period over period for these remeasurements. Maintenance Capital Expenditures As it relates to CRE segment capital expenditures (i.e., capitalizable costs on a cash basis), normalized recurring expenditures necessary to maintain building value, the current income stream and position in the market. Such expenditures may include building/area improvements and tenant space improvements. Net Debt Net Debt is calculated by adjusting the Company's total debt to its notional amount (by excluding unamortized premium, discount and capitalized loan fees) and by subtracting cash and cash equivalents recorded in the Company's consolidated balance sheets. NOI Net Operating Income ("NOI") represents total Commercial Real Estate contract-based operating revenue that is realizable (i.e., assuming collectability is deemed probable) less the direct property-related operating expenses paid or payable in cash. The calculation of NOI excludes the impact of depreciation and amortization (e.g., depreciation related to capitalized costs for improved properties, other capital expenditures for building/area improvements and tenant space improvements, as well as amortization of leasing commissions); straight-line lease adjustments (including amortization of lease incentives); amortization of favorable/unfavorable lease assets/liabilities; lease termination income; interest and other income (expense), net; selling, general, administrative and other expenses (not directly associated with the property); and impairment of commercial real estate assets. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 35

Occupancy The Physical Occupancy percentage calculates the square footage leased and commenced (i.e., measured when the lessee has physical access to the space) as a percentage of total available improved property space at the end of the period reported. The Leased Occupancy percentage calculates the square footage leased (i.e., the space has been committed to by a lessee under a signed lease agreement) as a percentage of total available improved property square footage as of the end of the period reported. The Economic Occupancy percentage calculates the square footage under leases for which the lessee is contractually obligated to make lease-related payments (i.e., subsequent to the rent commencement date) to total available improved property square footage as of the end of the period reported. PSF Per square foot of GLA. Rent Spread Percentage change in ABR in the first year of a signed lease relative to the ABR in the last year of the prior lease. Same-Store The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned, operated, and stabilized for the entirety of the prior calendar year and current reporting period, year-to-date. The Same-Store pool excludes properties under development, and properties acquired or sold during either of the comparable reporting periods. The Same-Store pool may also exclude properties that are fully or partially taken out of service for the purpose of redevelopment or repositioning. Management judgment is involved in the classification of properties for exclusion from the same-store pool when they are no longer considered stabilized due to redevelopment or other factors. Properties are moved into the Same-Store pool after one full calendar year of stabilized operation. Stabilization New developments and redevelopments are generally considered stabilized upon the initial attainment of 90% economic occupancy. Straight-line Rent Non-cash revenue related to a GAAP requirement to average tenant rents over the life of the lease, regardless of the actual cash collected in the reporting period. TTM Trailing twelve months. Year Built Year of most recent repositioning/redevelopment or year built if no repositioning/redevelopment has occurred. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 36

STATEMENT ON MANAGEMENT'S USE OF NON-GAAP FINANCIAL MEASURES The Company presents the following non-GAAP financial measures in this Supplemental Information document: • Consolidated EBITDA • Consolidated Adjusted EBITDA • FFO • Adjusted FFO • Commercial Real Estate NOI and Same-Store NOI • Land Operations EBITDA The Company uses non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' core operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP. EBITDA and Adjusted EBITDA The Company may report various forms of EBITDA (e.g. Consolidated EBITDA, Consolidated Adjusted EBITDA, and Land Operations EBITDA) as non-GAAP measures used by the Company in evaluating the segments' and Company's operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the segments' and Company’s ongoing operations. The Company also adjusts Consolidated EBITDA to arrive at Consolidated Adjusted EBITDA for items identified as non- recurring, infrequent or unusual that are not expected to recur in the segment’s normal operations (or in the Company’s core business). As an illustrative example, the Company identified non-cash impairment as non-recurring, infrequent or unusual items that are not expected to recur in the consolidated or segment’s normal operations. By excluding these items from Consolidated EBITDA to arrive at Consolidated Adjusted EBITDA, the Company believes it provides meaningful supplemental information about its operating performance and facilitates comparisons to historical operating results. Such non-GAAP measures should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Funds from Operations and Adjusted Funds from Operations Management believes that FFO serves as a supplemental measure to net income calculated in accordance with GAAP for comparing its performance and operations to those of other REITs because it excludes items included in net income that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, which assumes that the value of real estate assets diminishes predictably over time instead of fluctuating with market conditions, and items that can make periodic or peer analysis more difficult, such as gains and losses from the sale of CRE properties, impairment losses related to CRE properties, and income (loss) from discontinued operations. Management believes that FFO more accurately provides an investor an indication of our ability to incur and service debt, make capital expenditures and fund other needs. The Company has been executing a simplification strategy to focus on the growth and expansion of its commercial real estate portfolio in Hawai‘i by monetizing its legacy assets and operations. The sale of Grace Pacific, LLC and the Company-owned quarry land on Maui in 2023 marked the culmination of the Company’s simplification strategy. Although the Company has some remaining legacy assets to be monetized, investors and analysts now view the Company as a pure-play REIT. In order to enhance comparability to other REITs, the Company provides an additional performance metric, Adjusted FFO, to further adjust FFO to exclude the effects of certain items not related to ongoing property operations. Adjusted FFO is a widely recognized measure of the property operations of REITs and may be more useful than FFO in evaluating the operating performance of the Company’s properties over the long term, as well as enabling investors and analysts to assess performance in comparison to other real estate companies FFO and Adjusted FFO do not represent alternatives to net income calculated in accordance with GAAP and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. In addition, FFO and Adjusted FFO do not represent and should not be considered alternatives to cash generated from operating activities determined in accordance with GAAP, nor should they be used as measures of the Company’s liquidity, or cash available to fund the Company’s needs or pay distributions. FFO and Adjusted FFO should be considered only as supplements to net income as a measure of the Company’s performance. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 37

The Company presents both non-GAAP measures and reconciles FFO to the most directly-comparable GAAP measure, Net Income (Loss) available to A&B common shareholders, and FFO to Adjusted FFO. The Company's FFO and Adjusted FFO may not be comparable to such metrics reported by other REITs due to possible differences in the interpretation of the current Nareit definition used by such REITs. NOI and Same-Store NOI NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. Management believes NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only the contract-based income and cash-based expense items that are incurred at the property level. When compared across periods, NOI can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-contract-based revenue (e.g., straight-line lease adjustments required under GAAP); by non- cash expense recognition items (e.g., the impact of depreciation and amortization expense or impairments); or by other income, expenses, gains, or losses that do not directly relate to the Company's ownership and operations of the properties (e.g., indirect selling, general, administrative and other expenses, as well as lease termination income). Management believes the exclusion of these items from operating profit (loss) is useful because the resulting measure captures the contract-based revenue that is realizable (i.e., assuming collectability is deemed probable) and the direct property-related expenses paid or payable in cash that are incurred in operating the Company's Commercial Real Estate portfolio, as well as trends in occupancy rates, rental rates and operating costs. NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned, operated, and stabilized for the entirety of the prior calendar year and current reporting period, year-to-date. Management believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets separate from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions). The calculations of these financial measures are described in the Glossary of Terms of this Supplemental Information document. To emphasize, the Company's methods of calculating non-GAAP measures may differ from methods employed by other companies and thus may not be comparable to such other companies. Required reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are set forth in the following tables of this Supplemental Information document: • Refer to EBITDA AND ADJUSTED EBITDA for a reconciliation of consolidated net income to Consolidated EBITDA and Consolidated Adjusted EBITDA. • Refer to FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS for a reconciliation of consolidated net income (loss) available to A&B common shareholders to FFO and Adjusted FFO. • Refer to NET OPERATING INCOME for a reconciliation of NOI and Same-Store NOI to Commercial Real Estate operating profit. • Refer to LAND OPERATIONS STATEMENT OF OPERATING PROFIT AND EBITDA for a reconciliation of Land Operations operating profit to Land Operations EBITDA. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 38

RECONCILIATION OF NON-GAAP GUIDANCE

(unaudited)

Reconciliation of Net Income (Loss) available to A&B common shareholders per diluted share, to both the forward-looking range of Funds From Operations ("FFO") per diluted share and the forward-looking range of Adjusted FFO per diluted share, is as follow:

Reconciliations of Net Income available to A&B common shareholders to FFO and Adjusted FFO

	Nine Months Ended September 30, 2024	Full-Year 2024 Estimate - Revised[1]		Full-Year 2024 Estimate - Prior[1]	
		Low	High	Low	High
Net Income (Loss) available to A&B common shareholders per diluted share	$ 0.66	$ 0.74	$ 0.82	$ 0.64	$ 0.73
Depreciation and amortization of commercial real estate properties	0.37	0.49	0.49	0.49	0.49
(Income) loss from discontinued operations, net of income taxes	0.04	0.04	0.04	0.04	0.04
FFO per diluted share	$ 1.07	$ 1.27	$ 1.35	$ 1.17	$ 1.26
Add (deduct) Adjusted FFO defined adjustments					
Amortization of share-based compensation	0.05	0.06	0.06	0.07	0.07
Maintenance capital expenditures	(0.11)	(0.18)	(0.16)	(0.17)	(0.15)
Legacy joint venture (income)/loss	(0.05)	(0.05)	(0.07)	(0.02)	(0.03)
Leasing commissions paid	(0.01)	(0.02)	(0.02)	(0.02)	(0.02)
Straight-line lease adjustments	(0.03)	(0.03)	(0.04)	(0.03)	(0.04)
Amortization of net debt premiums or discounts and deferred financing costs	0.01	0.02	0.02	0.02	0.02
Other[2]	(0.02)	(0.02)	(0.02)	(0.03)	(0.03)
Adjusted FFO per diluted share	$ 0.91	$ 1.05	$ 1.12	$ 0.99	$ 1.08

[1] The full-year 2024 estimate reflects guidance as of the date of this supplemental information document and assumes that diluted shares equal the latest year-to-date ending amount.

[2] Other adjustments in the Adjusted FFO reconciliation include non-recurring and other items that are not forecasted for guidance purposes such as, but not limited to, gains or losses related to the sale of legacy businesses, non-cash changes to liabilities related to legacy operations, fair value adjustments related to interest rate swaps, provision for current expected credit losses, and non-recurring financing charges. Actual results are included in the full-year estimate once recorded.

The forward looking guidance includes certain forward-looking information, including CRE Same-Store NOI growth % and CRE Same-Store NOI growth %, excluding collections of prior year reserves, that is not presented in accordance with GAAP. In reliance on the exception in Item 10(e)(1)(i)(B) of Regulation S-K, we do not provide a quantitative reconciliation of such forward-looking CRE Same-Store NOI growth % amounts to the most directly comparable GAAP financial measure. These forward-looking same-store calculations include only activity from properties owned for comparable periods. We are unable, without unreasonable effort, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items, including but not limited to, (i) occupancy changes; (ii) terms for new and renewal leases; (iii) collections from tenants; and (iv) other nonrecurring/unplanned income or expense items. These items are inherently uncertain and depend on various factors, many of which are beyond our control, and the unavailable components could have a significant impact on our future financial results.

Alexander & Baldwin, Inc. | NYSE: ALEX
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Supplemental Information